CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-287612 on Form S-6 of our report dated July 11, 2025, relating to the financial statement of FT 12311, comprising Diversified Fixed Income ETF Portfolio, Series 64, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

July 11, 2025